EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                           STATE OR OTHER
                                           JURISDICTION OF         PERCENTAGE
PARENT                                     INCORPORATION           OWNERSHIP
------                                     ---------------         ----------

Patapsco Bancorp, Inc.                     Maryland                     --


SUBSIDIARY (1)
--------------

The Patapsco Bank                          Maryland                    100%


SUBSIDIARIES OF THE PATAPSCO BANK (1)
-------------------------------------

PFSL Holding Corp.                         Maryland                    100%

Prime Business Leasing                     Maryland                    100%

Patapsco Financial Services, Inc.          Maryland                    100%

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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.